UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 12, 2015
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting (the "Special Meeting") of the stockholders of GAIN Capital Holdings, Inc. (the "Company") was held via webcast on Thursday, March 12, 2015. At the Special Meeting, the following matters were submitted to a vote of stockholders:

•
the issuance of 5,319,149 shares of the Company’s common stock and $60 million in aggregate principal amount of the Company’s unsecured convertible senior notes in connection with the Company’s acquisition of City Index (Holdings) Limited;

•	an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 60 million to 120 million shares; and

•
the removal of the "Aggregate Share Cap" and the "Conversion Share Cap" from the Company’s outstanding 4.125% Convertible Senior Notes due 2018 (as such terms are defined in the indenture governing the 4.125% Convertible Senior Notes).

At the close of business on February 5, 2015, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 43,088,234 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. The holders of 40,045,966 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, constituting a quorum.

Each of the proposals submitted to stockholders at the Special Meeting was approved. The voting results for each matter submitted to stockholders at the Special Meeting are below:

Proposal 1: Issuance of Common Stock and Convertible Senior Notes

For	Against	Abstain	Broker Non-Votes
35,640,504	103,623	189,307	4,112,352

Proposal 2: Amendment to Certificate of Incorporation

For	Against	Abstain	Broker Non-Votes
39,224,645	569,999	251,322	-

Proposal 3: Removal of Aggregate Share Cap and Conversion Share Cap

For	Against	Abstain	Broker Non-Votes
34,824,017	946,254	163,163	4,112,352

Item 8.01 Other Events.

On March 17, 2015, the Company issued a press release regarding the results of the stockholder vote at the Special Meeting. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of GAIN Capital Holdings, dated March 17, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 17, 2015

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Diego Rotsztain
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release of GAIN Capital Holdings, dated March 17, 2015